UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 13, 2012

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22494	88-0304799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 567-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07. Submission of Matters to a Vote of Security Holders

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)           The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Ameristar Casinos, Inc. (the “Company”) was held on June 13, 2012.

(b)           The following table shows the tabulation of votes for all matters put to vote at the Annual Meeting.

Matters Put to Vote	For	Against/Withheld	Abstentions	Broker Non-Votes
Election of Thomas M. Steinbauer as a Class B Director	26,000,587	2,038,065	0	1,974,054
Election of Leslie Nathanson Juris as a Class B Director	27,770,737	267,915	0	1,974,054
Proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012	29,669,225	334,848	8,633	0
Proposal to reapprove the Company’s Performance-Based Annual Bonus Plan	27,758,640	259,646	20,366	1,974,054
Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers	27,707,992	309,708	20,952	1,974,054

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.

	By:	/s/ Peter C. Walsh
		Name:	Peter C. Walsh
		Title:	Senior Vice President and General Counsel

Dated: June 14, 2012